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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-04224, 333-27353 and 333-37191) and Form S-3 (No.'s
333-25437, 333-30803, 333-45353, 333-45595 and 333-46891) of our report dated
February 26, 1999, except for the first paragraph of Note 2, as to which the date is April 29, 1999, included in the Annual Report on Form 10-K of REMEC, Inc. for the year ended January 31, 1999, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A.

    Our audits also included the financial statement schedule of REMEC, Inc. listed in Item 14(a). This schedule is the responsibility of REMEC, Inc.'s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

San Diego, California
July 22, 1999